Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Orbotech Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2014.

Tel-Aviv, Israel	Kesselman & Kesselman
November 9, 2015	Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited